EXHIBIT 10.1
KFX INC.

FOURTH ADDENDUM
TO THE
COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This Fourth Addendum to the Common Stock and Warrant Purchase Agreement (this “Addendum”), is entered into as of August 21, 2002, by and among KFx Inc., a Delaware corporation (the “Company”), the parties listed on Schedule A attached hereto (the “Additional Investors”), and the parties listed on Schedule B attached hereto (the “Existing Investors”), with reference to the following facts:

WHEREAS, the Company and the Existing Investors are parties to that certain Common Stock and Warrant Purchase Agreement, dated as of March 28, 2002 (the “Purchase Agreement”; each capitalized term not otherwise defined herein has the meaning ascribed to that term in the Purchase Agreement), which provides that the Existing Investors or their designees may purchase from the Company shares of Common Stock and Warrants on the same terms and conditions as set forth in the Purchase Agreement and that such investors will become parties to the Purchase Agreement, the Investors’ Rights Agreement, as amended and restated, and the Put and Call Option Agreement, as amended and restated;

WHEREAS, the Company and the Existing Investors entered into an Addendum to the Common Stock and Warrant Purchase Agreement (the “First Addendum”), Amended and Restated Investors’ Rights Agreement and Amended and Restated Put Agreement, all dated as of April 30, 2002;

WHEREAS, the Company and the Existing Investors entered into a Second Addendum to the Common Stock and Warrant Purchase Agreement (the “Second Addendum”), Second Amended and Restated Investors’ Rights Agreement and Second Amended and Restated Put Agreement, all dated as of July 1, 2002;

WHEREAS, the Company and the Existing Investors entered into a Third Addendum to the Common Stock and Warrant Purchase Agreement and First Amendment to the Third Addendum to the Common Stock and Warrant Purchase Agreement (together, the “Third Addendum”), Third Amended and Restated Investors’ Rights Agreement (as amended and restated, referred to herein as the “Investors’ Rights Agreement”) and Third Amended and Restated Put Agreement (as amended and restated, referred to herein as the “Put Agreement”), all dated as of July 19, 2002;

WHEREAS, the Company, the Existing Investors and the Additional Investors have agreed to amend and restate the Investors’ Rights Agreement and amend and restate the Put Agreement in connection with the Closing (as defined in section 2.1);

WHEREAS the Company has authorized the sale and issuance of five hundred thousand (500,000) shares of its Common Stock (the “Shares”) pursuant to the terms of this Addendum;

WHEREAS the Company has authorized the issuance of warrants, in substantially the form attached hereto as Exhibit A, to purchase one million and sixty-two thousand five hundred (1,062,500) shares of Common Stock (the “Warrants”, and together with the Shares, the “Securities”) pursuant to the terms of this Addendum; and

WHEREAS the Company wishes to sell to the Additional Investors, and the Additional Investors wish to purchase, the Shares and Warrants on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth in this Agreement, the parties agree as follows:

1.  Authorization and Sale of the Shares.

1.1  Authorization.    The Company has authorized the issuance and sale pursuant to the terms and conditions hereof of five hundred thousand (500,000) shares of its Common Stock and Warrants to purchase one million and sixty-two thousand five hundred (1,062,500) shares of Common Stock on exercise of such Warrants.

1.2  Issuance and Sale of the Shares and Warrants.    On the terms and subject to the conditions hereof, each Additional Investor agrees, severally but not jointly, to purchase, and the Company agrees to issue and sell to each such Additional Investor, at the Closing: (a) the number of shares of Common Stock set forth opposite the name of such Additional Investor on Schedule A at a purchase price of $2.50 per share, and (b) Warrants to purchase the number of shares of Common Stock set forth opposite the name of such Additional Investor on Schedule A at a price of $2.75 per share of Common Stock, as such number of the shares and price per share may be adjusted pursuant to the Warrants.

1.3  Parties to the Purchase Agreement.    The Company and the Existing Investors hereby agree that pursuant to this Addendum each Additional Investor shall hereby become a party to the Purchase Agreement. In connection therewith, each Additional Investor shall be deemed to (i) be a party to the Purchase Agreement, (ii) be an “Investor” for all purposes under the Purchase Agreement and (iii) have all rights and obligations of an Investor thereunder. The Shares and Warrants acquired by the Additional Investors hereunder shall be considered “Shares” and “Warrants”, respectively, and shall be considered “Securities” collectively, for all purposes under the Purchase Agreement.

1.4  Defined Terms.    For purposes of this Addendum and the representations and warranties of the Company in the Purchase Agreement that are incorporated herein by reference in section 4.2, the term “Related Documents” means the Purchase Agreement (as amended), the Investors’ Rights Agreement (as further amended and restated), the Put Agreement (as further amended and restated), the Warrants issued pursuant to the Purchase Agreement (as amended).

2.  Closing; Delivery.

2.1  Closing.    Upon satisfaction of the conditions set forth in sections 6 and 7, the closing of the purchase, sale and issuance of the Shares and Warrants listed on Schedule A attached hereto shall take place at the offices of Shartsis, Friese & Ginsburg LLP, 18th Floor,

One Maritime Plaza, San Francisco 94111, on August 21, 2002 (the “Closing Date”), at 10:00 a.m., or at such other time and place as the parties may agree (the “Closing”).

2.2  Delivery at the Closing.    Subject to the terms of this Addendum, at the Closing the Company will deliver to each Additional Investor listed on Schedule A attached hereto (a) a stock certificate representing the number of shares of Common Stock set forth opposite the name of such Additional Investor on Schedule A and (b) a Warrant to purchase the number of shares of Common Stock set forth opposite the name of such Additional Investor on Schedule A against delivery to the Company by such Additional Investor at the Closing of a wire transfer of funds or promissory note for the aggregate purchase price of the Shares acquired by such Additional Investor.

3.  Waiver of Section 1.3(c) of the Purchase Agreement—Option to Make Additional Investment.    The Company, the Additional Investors and the Existing Investors hereby agree to waive the last sentence of section 1.3(c) of the Purchase Agreement in connection with this Addendum (and this Addendum only). In connection with such waiver, the Company, the Additional Investors and the Existing Investors hereby agree that the proceeds from the sale of the Shares pursuant to this Addendum shall be used for general corporate purposes.

4.  Representations and Warranties of the Company; Disclosure.    Each Additional Investor hereby acknowledges receipt of the Purchase Agreement and the exhibits and schedules thereto. The Company represents and warrants to each Additional Investor that:

4.1  The representatives and warranties of the Company set forth in section 2 of the Purchase Agreement and section 8 of the Put and Call Option Agreement, dated as of March 28, 2002, were true and correct when made.

4.2  The representations and warranties referred to above, which are incorporated by reference herein and made a part hereof, are true and correct as of the date hereof as if made on the date hereof, except (a) for changes resulting from the transactions contemplated in the Purchase Agreement, the First Addendum, the Second Addendum, the Third Addendum, the Investors’ Rights Agreement, the Put Agreement and the warrants issued pursuant to the Purchase Agreement, the First Addendum, the Second Addendum and the Third Addendum, and (b) as set forth in Disclosure Schedule 4.2 attached hereto.

4.3  The Company has complied with and is not in violation of any covenant set forth in section 4 of the Purchase Agreement, sections 3 (that is, the Company has, among other things, made final payment with respect to the Company’s 6% Convertible Debentures due on July 29, 2002) and 4 of the Third Addendum, section 3 of the Investors’ Rights Agreement or section 7 of the Put Agreement.

5.  Representations and Warranties of Additional Investors.    Each Additional Investor has reviewed the representations and warranties set forth in section 3 of the Purchase Agreement. Each Additional Investor, severally but not jointly, represents and warrants to the Company that such representations and warranties, which are incorporated herein by reference and made a part hereof, are true and correct as of the date hereof with respect to such Additional Investor.

6.  Additional Investors’ Obligations at Closing.    Each Additional Investor’s obligation to purchase and pay for the Securities is subject to the fulfillment to such Additional Investor’s satisfaction at the Closing of the following conditions:

6.1  Representations and Warranties Correct; Performance Obligations.    The representations and warranties of the Company contained in section 4 hereof shall be true and correct on and as of the date of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Addendum.

6.2  Performance.    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Addendum that are required to be performed by it or with which it is required to have complied on or before the Closing.

6.3  Securities Compliance.    The Company shall have taken all action necessary to comply with any federal or state securities laws applicable to the transactions contemplated hereunder.

6.4  Consents, Permits, and Waivers.    The Company shall have obtained any and all consents, licenses, permits, orders, authorizations, waivers and the like necessary or appropriate for consummation of the transactions contemplated by this Addendum and the other Related Documents (except for such as may be properly obtained subsequent to the Closing).

6.5  Stockholder Approval.    The Company shall have satisfied all stockholder approval requirements of applicable law, rule or regulation, including provisions of the American Stock Exchange, or any other exchange or market on which the Common Stock is then listed or traded.

6.6  Absence of Litigation.    No proceeding challenging this Addendum, the other Related Documents, the Warrants issued in connection with this Addendum or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

6.7  Compliance Certificate.    The Company shall deliver to each Additional Investor at the Closing, relating to such Additional Investor’s purchase of the Common Stock and the issuance of the Warrants, a certificate signed by the President of the Company stating that the Company has complied with or satisfied each of the conditions to the Additional Investor’s obligation to consummate the Closing set forth in sections 6.1 through 6.6, unless waived in writing by the Additional Investor.

6.8  Opinion of Counsel.    The Company shall deliver to each Additional Investor at the Closing an opinion of counsel for the Company, dated as of the Closing, in the form attached hereto as Exhibit B.

6.9  Fourth Amended and Restated Investors’ Rights Agreement.    The Fourth Amended and Restated Investors’ Rights Agreement, in substantially the form attached hereto as Exhibit C, shall have been executed by all the parties thereto on or prior to such Closing.

6.10  Fourth Amended and Restated Put Agreement.    The Fourth Amended and Restated Put Agreement, in substantially the form attached hereto as Exhibit D, shall have been executed by all the parties thereto on or prior to such Closing.

6.11  Legal Matters.    All matters of a legal nature which pertain to this Addendum and the transactions contemplated hereby shall have been approved by each Additional Investor’s counsel.

6.12  Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Additional Investor, and each Additional Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

7.  The Company’s Conditions to the Closing.    The Company’s obligation to deliver the Securities at the Closing is subject to the fulfillment to the Company’s satisfaction at such Closing of the following conditions:

7.1  Representations and Warranties.    The representations and warranties of each Additional Investor contained in section 5 hereof shall be true and correct on and as of the Closing.

7.2  Performance.    The Additional Investors shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in the Addendum that are required to be performed by it or them or with which it or they are required to have complied on or before the Closing.

8.  Notices.    Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee, three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the address(es) specified on the signature page of this Addendum for the Company, on Exhibit E attached to the Purchase Agreement for each Existing Investor and on Schedule A attached hereto for each Additional Investor (or at such other address as shall be specified by like notice).

9.  Counterparts.    This Addendum may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.

10.  Governing Law.    This Addendum shall be governed by and construed and interpreted in accordance with the law of the State of New York, without regard to that state’s conflict of laws principles.

11.  Attorneys’ Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Addendum, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

12.  Representation.    Each party hereto acknowledges that (a) Westcliff Capital Management, LLC retained SF&G to represent Westcliff in connection with this Addendum, the other Related Documents and the transactions related hereto and thereto, (b) the interests of Westcliff may not necessarily coincide with the interests of other Existing Investors, (c) SF&G does not represent any Existing Investor other than Westcliff in connection with the transaction contemplated hereby and thereby, and (d) each Existing Investor other than Westcliff has consulted with, or has had an opportunity to consult with, its own legal counsel and has not relied on SF&G for legal counsel in connection with this Addendum, the other Related Documents and the transactions related hereto and thereto.

13.  Expenses.    Within 10 days after receipt of an invoice therefor, the Company shall pay the legal fees and expenses of SF&G (legal counsel only for Westcliff) and all due diligence fees and expenses incurred by Westcliff, incurred in connection with this Addendum, the other Related Documents and the transactions contemplated hereby and thereby. For the avoidance of doubt, no fees paid to SF&G pursuant to this section 13 shall be deemed to be payment to counsel for the Existing Investors or the Additional Investors as required to be made by the Company pursuant to section 2.7 of the Investors’ Rights Agreement.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Addendum has been duly executed by or on behalf of the parties hereto as of the date first above written.

KFX INC.

By:
Name:
Title:

Address:    3300 East First Avenue, Suite 290
                  Denver, CO 80206
Fax: (303) 293-8430

with a copy to:

Leslie J. Goldman, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, DC 20005
Facsimile: (202) 393-5719

THE ADDITIONAL INVESTORS:

WESTCLIFF PUBLIC VENTURES—KFx, L.P.
WESTCLIFF ENERGY PARTNERS, L.P.

By:	WESTCLIFF CAPITAL MANAGEMENT, LLC
Its:	General Partner

By:
Richard S. Spencer III, Manager

THE EXISTING INVESTORS

WESTCLIFF AGGRESSIVE GROWTH, L.P.
WESTCLIFF ENERGY PARTNERS, L.P.
WESTCLIFF LONG/SHORT, L.P.
WESTCLIFF PARTNERS, L.P.
WESTCLIFF PUBLIC VENTURES FUND, L.P.
WESTCLIFF PUBLIC VENTURES—KFx, L.P.
WESTCLIFF SMALL CAP FUND, L.P.
WESTCLIFF FOUNDATION WESTCLIFF MASTER FUND, L.P. WESTCLIFF PROFIT SHARING AND MONEY PURCHASE PENSION PLAN CANCER CENTER OF SANTA BARBARA PALM TRUST PARKER FOUNDATION UNIVERSITY OF SAN FRANCISCO
By:	Westcliff Capital Management, LLC
Its:	General Partner	By:	Westcliff Capital Management, LLC
		Its:	Investment Adviser and Attorney-In-Fact
By:
	Richard S. Spencer III, Manager	By:
Richard S. Spencer III, Manager

RAM TRADING, LTD.		NORANDA FINANCE, INC. RETIREMENT PLAN FOR AFFILIATED COMPANIES TRUST

By: Its: By:	Ritchie Capital Management, LLC Investment Adviser David Popovich, Chief Financial Officer	By:
Mellon Bank, N.A., solely in its capacity as Trustee for the Noranda Finance, Inc. Retirement Plan for Affiliated Companies Trust (as directed by Westcliff Capital Management, LLC), and not in its individual capacity

By:
Bernadette T. Rist Authorized Signatory

PENINSULA FUND, L.P.		COMMON SENSE PARTNERS, L.P.

By:	Peninsula Capital Management, Inc.	By:	Peninsula Capital Management, Inc.
Its:	General Partner	Its:	Investment Adviser

By:		By:
	Scott Bedford, President		Scott Bedford, President

		By:	Common Sense Investment Management, LLC
		Its:	General Partner

By:
Scott A. Thompson Director and Senior Vice President Finance

EXHIBIT A

FORM OF WARRANT

THE WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER THAT ACT OR SUCH LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

WARRANT TO PURCHASE COMMON STOCK
OF
KFX INC.

August 21, 2002
No. [NUMBER]

This certifies that [HOLDER] (the “Holder”) is entitled, subject to the terms and conditions of this Warrant, to purchase from KFx Inc., a Delaware corporation (the “Company”), all or any part of an aggregate of [SHARES] shares of the Company’s authorized and unissued Common Stock, par value $0.001 per share (the “Warrant Stock”), at the Warrant Price (as defined herein), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit A and simultaneous payment of the Warrant Price for each share of Warrant Stock so purchased in lawful money of the United States, unless exercised in accordance with the provisions of section 2.6 of this Warrant. The Holder may exercise the Warrant at any time after the date of this Warrant and prior to the eighth anniversary of the date of issuance of this Warrant (the “Expiration Date”).

This Warrant is one of a series of warrants issued pursuant to that certain Common Stock and Warrant Purchase Agreement, dated as of March 28, 2002, as amended by the Addendum to the Purchase Agreement, dated April 30, 2002, by the Second Addendum to the Purchase Agreement, dated as of July 1, 2002, by the Third Addendum to the Purchase Agreement and the First Amendment to the Third Addendum to the Purchase Agreement, both dated as of July 19, 2002, and by the Fourth Addendum to the Purchase Agreement, dated as of August 21, 2002, all by and among the Company and certain of the investors listed on Schedule A and Schedule B attached to the Fourth Addendum (the “Investors”) (as amended, the “Purchase Agreement”).

1.  Definitions.    The following definitions shall apply for purposes of this Warrant:

1.1  “Acquisition” means any consolidation, merger or reorganization of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent of the Company’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent of the Company’s voting power is transferred, excluding any consolidation, merger or reorganization effected exclusively to change the domicile of the Company.

1.2  “Asset Transfer” means a sale, lease or other disposition of all or substantially all of the assets of the Company.

1.3  “Company” means the “Company” as defined above and includes any corporation or other entity that succeeds to or assumes the obligations of the Company under this Warrant.

1.4  “Fair Market Value” of a share of Warrant Stock means (a) if the Common Stock is traded on a securities exchange, the average of the closing price each day over the thirty consecutive day period ending three days before the date on which the fair market value of the securities is being determined, (b) if the Common Stock is actively traded over-the counter, the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) each day over the thirty consecutive day period ending three days before the date on which the fair market value of the securities is being determined, or (c) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, then as determined by mutual agreement of the Holder and the Company.

1.5  “Holder” means the “Holder” as defined above and includes any transferee who shall at the time be the registered holder of this Warrant.

1.6  “Investors’ Rights Agreement” means that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of August 21, 2002, as it may be amended and restated from time to time, by and among the Company, the Holder and certain other investors listed on the Schedule of Investors attached to the Investors’ Rights Agreement.

1.7  “Put Agreement” means that certain Fourth Amended and Restated Put Agreement, dated as of August 21, 2002, as it may be amended from time to time, by and among the Company and the grantees listed on Exhibit A thereto.

1.8  “SEC” means the Securities and Exchange Commission.

1.9  “Securities Act” means the Securities Act of 1933, as amended.

1.10  “Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

1.11  “Warrant Price” means $2.75 per share of Warrant Stock, as the same may be adjusted pursuant to the terms of this Warrant.

1.12  “Warrant Stock” means the Common Stock of the Company. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

2.  Exercise.

2.1  Method of Exercise.    Subject to the terms and conditions of this Warrant, the Holder may exercise the purchase rights represented by this Warrant in whole or in part, at any time or from time to time, on or after the date hereof and before the Expiration Date, by surrendering this Warrant at the principal offices of the Company, together with the subscription form attached hereto, duly completed and executed by the Holder, and payment of an amount equal to the product obtained by multiplying (a) the number of shares of Warrant Stock so purchased by (b) the Warrant Price.

2.2  Form of Payment.    Except as provided in section 2.6, payment may be made by (a) a check payable to the Company’s order, (b) wire transfer of funds to the Company, (c) cancellation of indebtedness of the Company to the Holder, or (d) any combination of the foregoing.

2.3  Partial Exercise.    Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Holder and replaced with a new Warrant or Warrants of like tenor for the balance of the shares of Warrant Stock purchasable under the Warrant surrendered upon such purchase. The Warrant or Warrants will be delivered to the Holder thereof within a reasonable time.

2.4  No Fractional Shares.    No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay to the Holder an amount equal to the such fraction multiplied by the Fair Market Value of a share of Warrant Stock.

2.5  Automatic Exercise.    Anything herein to the contrary notwithstanding, this Warrant shall be deemed to be automatically exercised [insert if this warrant is issued to Ram Trading, Ltd.: to the extent permitted by Section 2.7 of this Warrant], with no notice required by the Holder and, in lieu of payment as provided for in Section 2.2 of this Warrant, on a Net Issue Exercise basis as described in Section 2.6, immediately prior to the closing of an Acquisition or an Asset Transfer if the value of the cash, stock or other property that the Holder would receive for each share of Warrant Stock if the Holder had exercised this Warrant immediately prior to the closing of an Acquisition or an Asset Transfer exceeds the Warrant Price. [Insert if this warrant is issued to Ram Trading, Ltd.: Any portion of this Warrant that is not automatically exercised pursuant to the terms of this Section 2.5, shall remain outstanding and shall remain subject to the terms set forth herein, following such Acquisition or Asset Transfer, as the case may be.] For purposes of this Section 2.5, the value of stock or other property described in the previous sentence will be deemed its fair market value as determined by mutual agreement of the Holder and the Company.

2.6  Net Issue Exercise Election.    The Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion to the Company, with the net issue exercise election selected in the subscription form attached hereto as Exhibit A, duly completed and executed by the Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:

X = Y (A-B)
A

where X =	the number of shares of Warrant Stock to be issued to the Holder pursuant to this section 2.6.
Y =
the number of shares of Warrant Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the number of shares of Warrant Stock represented by the portion of the Warrant being exercised.

A =	the Fair Market Value of one share of Warrant Stock as at the time the net issue exercise election is made pursuant to this section 2.6.
B =	the Warrant Price.

2.7  [Insert if this warrant is issued to Ram Trading, Ltd.] Limitations on Exercises.    The Company shall not effect any exercise of this Warrant, and the Holder of this Warrant shall not have the right to exercise any portion of this Warrant pursuant to this Section 2, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (a) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other warrants, convertible notes or convertible preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 2.7, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within three business days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

3.  Issuance of Stock

3.1  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date; provided, that in the event this Warrant is automatically exercised in connection with an Acquisition or Asset Transfer pursuant to section 2.5, then the shares of Warrant Stock purchased pursuant to this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares immediately prior to such Acquisition or Asset Transfer. As soon as practicable, but in any event no later than three days after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

3.2  The Company covenants and agrees that: (a) all Warrant Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, free from all preemptive rights, free from all taxes, liens and charges with respect to the issue thereof and free and clear of any restrictions on transfer (other than under the Securities Act and state securities laws); and (b) that during the period within which the rights represented by this Warrant may be exercised, the Company will, at all times, have authorized, and reserved for the purpose of the issue upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Warrant Stock to provide for the exercise of the rights represented by this Warrant. The offer, sale and issuance of the Warrant Stock issued upon the exercise of this Warrant shall be exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

4.  Adjustment Provisions.    The number and character of shares of Warrant Stock issuable on exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

4.1  Subsequent Dilutive Event.

(a)  If, during the period beginning on the date of issuance of this Warrant and ending on and including the first anniversary of such date, the Company issues warrants, options or any other securities (except for Preferred Stock) of the Company convertible, exercisable or exchangeable into or for Common Stock (or other securities convertible into Common Stock) at an exercise price per share that is less than the Warrant Price, the Warrant Price shall be reduced to equal such lower exercise price.

(b)  If, during the period beginning on the date of issuance of this Warrant and ending on and including the first anniversary of such date, the exercise price of any warrants, options or other securities (except for Preferred Stock) of the Company convertible, exercisable or exchangeable into or for Common Stock (or other securities convertible into

Common Stock) is reduced to a price that is less than the Warrant Price, the Warrant Price shall be reduced to equal such lower exercise price.

4.2  Adjustments for Subdivisions, Combinations, etc.    If the Company shall at any time after the date of issuance of this Warrant (a) subdivide the outstanding shares of the Company, (b) combine the outstanding shares of the Company into a smaller number of shares, or (c) declare any stock dividend, reclassification or recapitalization or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities), then the Warrant Price and the number and kind of shares of Warrant Stock receivable on exercise, in effect at the time of the effective date of such subdivision, combination, stock dividend, reclassification or recapitalization or other similar event, shall be proportionally adjusted so that on exercise of the Warrant after such time the Holder shall receive the same number and kind of shares which, if this Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such subdivision, combination, stock dividend, reclassification or recapitalization. Such adjustment shall be made successively when any event listed above shall occur and shall be retroactive to the record date, if any, for such event. Any adjustment made pursuant to this section 4.2 shall become effective immediately on the effective date of such event retroactive to the record date, if any, for such event. All calculations made under this section 4.2 shall be made to the nearest 1/100th cent or to the nearest share, as the case may be.

4.3  Adjustment for Other Dividends and Distributions.    In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under section 4.2), or (b) assets, then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

4.4  Adjustment for Reorganization, Consolidation, Merger.    In case of any reorganization of the Company (or of any other corporation or entity, the stock or other securities of which are at the time receivable upon the exercise of this Warrant) after the date of this Warrant, or in case, after such date, the Company (or any such corporation or entity) shall consolidate with or merge into another corporation or entity or convey all or substantially all of its assets to another corporation or entity, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in section 2), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant. The successor or purchasing corporation or entity in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s or entity’s obligations under this Warrant. In each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or conveyance.

4.5  Adjustment on Satisfaction of the Put Agreement.    If, in accordance with the Put Agreement, the Company purchases all of the shares of Common Stock issued pursuant to the Purchase Agreement, then, to the extent that all of the Warrant Stock issuable on exercise of this Warrant have not been purchased by, or issued on a Net Issue Exercise basis pursuant to section 2.6 hereof to, the Holder, the number of remaining shares of Warrant Stock issuable on exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable on exercise of this Warrant) shall be reduced to an amount equal to the product of (a) the number of such shares of Warrant Stock (or other shares or securities or property at the time receivable or issuable on exercise of this Warrant), and (b) a fraction, the numerator of which is 112.5 and the denominator of which is 212.5.

4.6  Notice of Adjustments.    Whenever the Warrant Price or number of shares of Warrant Stock issuable upon exercise hereof shall be adjusted pursuant to Section 4 hereof, the Company shall issue a written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such notice to be mailed to the Holder. The Company shall provide the Holder with not less than 10 days prior written notice of (a) any event resulting in an adjustment under Section 4 and (b) any sale, lease or other disposition of all or substantially all of the assets of the Company.

4.7  No Change Necessary.    The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

5.  No Rights or Liabilities as Stockholder.    This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

6.  Attorneys’ Fees.    In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys’ fees.

7.  Transfer.    This Warrant may be transferred or assigned by the Holder, in whole or in part, if the Holder (a) provides written notice to the Company prior to such transfer or assignment, in the form attached hereto as Exhibit B, and (b) delivers to the Company, on the Company’s reasonable request, a written opinion of such Holder’s counsel reasonably satisfactory to the Company (or other evidence reasonably satisfactory to the Company) that such transfer does not require registration or qualification under the Securities Act and any applicable state securities law; provided, however, that the Holder shall not be required to comply with clause (b) of this sentence if the transfer shall have been made by (x) a Holder which is a partnership or limited liability company to a partner, former partner, member, former member, or other affiliate of such partnership or limited liability company, as the case may be, or (y) a Holder to any corporation, partnership or limited liability company controlling, controlled by, or under common control or investment management with such Holder. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

8.  Loss or Mutilation.    Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

9.  Governing Law.    This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without giving effect to its conflicts of law principles.

10.  Headings.    The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

11.  Notices.    Any request, consent, notice or other communication required or permitted under this Warrant shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Service, all charges or postage prepaid, and properly addressed to the party to receive the same at the address indicated for such party on the signature pages of the Purchase Agreement. Any party may, at any time, by providing ten days’ advance notice to the other party hereto, designate any other address in substitution of the an address established pursuant to the foregoing. All correspondence to the Company shall be addressed as follows:

KFx Inc.
3300 East First Avenue, Suite 290
Denver, CO 80206
Facsimile: (303) 293-8430
Attention: Chief Executive Officer

with a copy to:

Leslie J. Goldman, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.

Washington, DC 20005
Facsimile: (202) 393-5719

12.  Amendment; Waiver.    Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

13.  Severability.    If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Warrant shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

14.  Terms Binding.    By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

15.  Valid Issuance; Taxes.     All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Warrant Stock in any name other than that of the Holder of this Warrant.

16.  Registration Rights.    All shares of Warrant Stock issuable upon exercise of this Warrant shall be deemed to be “Registrable Securities” or such other definition of securities entitled to registration rights pursuant to the Investors’ Rights Agreement, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder.

17.  No Impairment.    The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon exercise of this Warrant.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the date set forth below.

KFX INC.

By:
Theodore Venners President and Chief Executive Officer

Dated: August 21, 2002

EXHIBIT A

FORM OF SUBSCRIPTION
(To be signed only on exercise of Warrant)

To: KFx Inc.

(1)  Check the box that applies and then provide the necessary information:

☐  Purchase Election.    The undersigned Holder hereby elects to purchase              shares of Common Stock of KFx Inc. (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

☐  Net Issue Exercise Election.    The undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net issue exercise election pursuant to section 2.6 of the Warrant. This conversion is exercised with respect to              shares of Common Stock of KFx Inc. (the “Warrant Stock”) covered by the Warrant.

(2)  In exercising the Warrant, the undersigned Holder hereby makes the representations and warranties set forth on Appendix I hereto as of the date hereof.

(3)  Please issue a certificate or certificates representing such shares of Warrant Stock in the name or names specified below:

(Name)	(Name)

(Address)	(Address)

(City, State, Zip Code)	(City, State, Zip Code)

(Federal Tax Identification Number)	(Federal Tax Identification Number)

(Date)	(Signature of Holder)

APPENDIX I

INVESTMENT REPRESENTATION

The undersigned,                                  (the “Holder”), intends to acquire shares of Common Stock (the “Common Stock”) of KFx Inc. (the “Company”) from the Company pursuant to the exercise or conversion of a Warrant to Purchase Common Stock held by the Holder. The Company intends to issue the Common Stock to the Holder in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, the Holder represents, warrants and agrees as follows:

(a)  The Holder is acquiring the Common Stock for its own account, to hold for investment, and the Holder shall not make any sale, transfer or other disposition of the Common Stock in violation of the Securities Act or the rules promulgated thereunder or in violation of any applicable state securities law.

(b)  The Holder has been advised that the Common Stock has not been registered under the Securities Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on the Holder’s representations set forth herein.

(c)  The Holder has been informed that under the Securities Act, the Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by the Holder of the Common Stock. The Holder further agrees that the Company may refuse to permit the Holder to sell, transfer or dispose of the Common Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the Securities Act and any applicable state securities laws covering such transfer, or unless the Holder furnishes an opinion of counsel reasonably satisfactory to counsel for the Company to the effect that such registration is not required.

The Holder also understands and agrees that there will be placed on the certificate(s) for the Common Stock or any substitutions therefor, a legend stating in substance:

“The securities represented by this certificate have not been registered or qualified under the Securities Act of 1933, as amended, or any state securities laws and thus may not be transferred unless restricted or qualified under that act or such laws or unless, in the opinion of counsel reasonably satisfactory to the issues, registration or qualification is not required.”

EXHIBIT B

ASSIGNMENT FORM
(To assign the foregoing Warrant to Purchase Common Stock,
execute this form and supply required information.
Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant to Purchase Common Stock and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is
(Please Print)

Dated:                      ,

Holder’s Signature:

Holder’s Address:

EXHIBIT B

LEGAL OPINION

EXHIBIT C

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

KFX INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of August 21, 2002, by and among KFx Inc., a Delaware corporation (the “Company”), and the Investors listed on Schedule A hereto (each of whom is herein called individually, an “Investor” and all of whom are herein called, collectively, the “Investors”), with reference to the following facts:

WHEREAS, certain of the Investors are parties to the Common Stock and Warrant Purchase Agreement, dated as of March 28, 2002 (the “Original Purchase Agreement” and as amended by the Addendum to the Common Stock and Warrant Purchase Agreement, dated as of April 30, 2002 (the “First Addendum”), the Second Addendum to the Common Stock and Warrant Purchase Agreement, dated as of July 1, 2002, the Third Addendum to the Common Stock and Warrant Purchase Agreement and the First Amendment to the Third Addendum to the Common Stock and Warrant Purchase Agreement, both dated as of July 19, 2002 (together, the “Third Addendum”), the Fourth Addendum described below and as further amended or amended and restated hereafter, the “Purchase Agreement”);

WHEREAS, in connection with the closing of the transactions described in the Original Purchase Agreement, the Company and certain of the Investors entered into an Investors’ Rights Agreement, dated as of March 28, 2002 (the “Original Investors’ Rights Agreement”);

WHEREAS, the Company and certain of the Investors amended the Original Investors’ Rights Agreement pursuant to that certain First Amendment to Investors’ Rights Agreement, dated as of April 18, 2002;

WHEREAS the Company and certain of the Investors amended and restated in its entirety the Original Investors’ Rights Agreement (as amended by the First Amendment to Investors’ Rights Agreement) pursuant to the Amended and Restated Investors’ Rights Agreement, dated as of April 30, 2002, pursuant to the Second Amended and Restated Investors’ Rights Agreement, dated as of July 1, 2002 and pursuant to the Third Amended and Restated Investors’ Rights Agreement, dated as of July 19, 2002;

WHEREAS, the Investors are parties to that certain Fourth Addendum to the Common Stock and Warrant Purchase Agreement, dated as of August 21, 2002 (the “Fourth Addendum”), which provides that, as a condition to the closing of the transactions contemplated by the Fourth Addendum, the Third Amended and Restated Investors’ Rights Agreement must be amended and restated in its entirety;

WHEREAS, the Company and the Investors desire to amend and restate in its entirety the Third Amended and Restated Investors’ Rights Agreement pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto further agree as follows:

1.  Certain Definitions.    Capitalized terms not defined herein are defined in the Purchase Agreement. The following definitions shall apply for purposes of this Agreement:

1.1  “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.2  “Fourth Addendum Registrable Securities” means Registrable Securities that are (a) shares of the Company’s Common Stock issued pursuant to the Fourth Addendum and, if applicable, shares related to such shares issued pursuant to this Agreement, (b) shares of the Company’s Common Stock issued on exercise of the Warrants issued pursuant to the Fourth Addendum and, if applicable, this Agreement, and (c) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (a) and (b) above

1.3  “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with section 2.10 hereof.

1.4  “Purchase Price” means $2.50 per share of Common Stock or Preferred Stock, as the case may be, as that price shall be appropriately adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities).

1.5  “Purchase Price Per Common Share Equivalent” means (a) if Common Stock is issued in the Subsequent Dilutive Offering, the price per share of Common Stock, or (b) if Preferred Stock is issued in the Subsequent Dilutive Offering, the price at which a share of such Preferred Stock is issued in the Subsequent Dilutive Offering divided by the number of shares of Common Stock into which such share of Preferred Stock may be converted.

1.6  “Register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.7  “Registrable Securities” means (a) the shares of the Company’s Common Stock issued pursuant to the Purchase Agreement and, if applicable, this Agreement, (b) shares of the Company’s Common Stock previously acquired by the Investors and listed on Schedule B hereto, (c) shares of the Company’s Common Stock issuable on exercise of the Warrants (as defined in the Purchase Agreement) issued pursuant to the Purchase Agreement and, if applicable, this Agreement, and (d) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (a), (b) and (c) above; provided that there shall be excluded any Registrable Securities sold by a person in a transaction in which that person’s rights under section 2 are not assigned.

1.8  The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

1.9  “Second Addendum Registrable Securities” means Registrable Securities that are (a) shares of the Company’s Common Stock issued pursuant to the Second Addendum and, if applicable, shares related to such shares issued pursuant to this Agreement, (b) shares of the Company’s Common Stock issued on exercise of the Warrants issued pursuant to the Second Addendum and, if applicable, this Agreement, and (c) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (a) and (b) above

1.10  “Third Addendum Registrable Securities” means Registrable Securities that are (a) shares of the Company’s Common Stock issued pursuant to the Third Addendum and, if applicable, shares related to such shares issued pursuant to this Agreement, (b) shares of the Company’s Common Stock issued on exercise of the Warrants issued pursuant to the Third Addendum and, if applicable, this Agreement, and (c) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (a) and (b) above

2.  Registration Rights.    The Company covenants and agrees as follows:

2.1  Mandatory Registration.

(a)  Except as described in sections 2.1(b), 2.1(c) and 2.1(d):

(i)  The Company shall prepare and file with the SEC on or before May 7, 2002 (the “Filing Deadline”) a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of all Registrable Securities, subject to consent of the Investors holding at least a majority of the Registrable Securities) for the purpose of registering under the Securities Act all of the Registrable Securities for resale by, and for the account of, the Holders as selling stockholders thereunder (the “Registration Statement”). The Company shall use best efforts to cause the Registration Statement to become effective as soon as possible after filing. The Company shall keep such registration statement effective at all times until the earlier of the date on which all the Registrable Securities (A) are sold and (B) can be sold by all the Holders (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the Securities Act. The date on which the Registration Statement is withdrawn pursuant to the preceding sentence is the “Registration Withdrawal Date”.

(ii)  If the Company has not filed the Registration Statement with the SEC on or before May 7, 2002, the Company shall issue to each Holder an additional warrant (on the same terms and conditions as the Warrants, including the Exercise Price then in effect (a “Registration Warrant”)), to acquire that number of shares of Common Stock equal to ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder.

(iii)  At the end of each thirty (30) day period (or a portion thereof) after May 7, 2002, that the Registration Statement has not been filed with the SEC, the Company shall issue to each Holder a Registration Warrant to acquire that number of shares of Common Stock equal to (A) ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Registration Statement was filed with the SEC and the denominator of which is thirty.

(iv)  If the Registration Statement has not been declared effective by the SEC on or before June 21, 2002, the Company shall issue to each Holder a Registration Warrant to acquire that number of shares of Common Stock equal to ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder.

(v)  At the end of each thirty (30) day period (or a portion thereof) after June 21, 2002, that the Registration Statement has not been declared effective by the SEC, the Company shall issue to each Holder a Registration Warrant to acquire that number of shares of Common Stock equal to (A) ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Registration Statement is declared effective by the SEC and the denominator of which is thirty.

(b)  Notwithstanding anything contained in section 2.1(a) to the contrary, with respect to Second Addendum Registrable Securities:

(i)  The Company shall prepare and file with the SEC on or before July 31, 2002 (A) a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of all Second Addendum Registrable Securities, subject to consent of the Investors holding at least a majority of the Second Addendum Registrable Securities) or (B) an amendment to the Registration Statement described in section 2.1(a), for the purpose of registering under the Securities Act all of the Second Addendum Registrable Securities for resale by, and for the account of, the Holders of Second Addendum Registrable Securities as selling stockholders thereunder (such registration statement or amendment to the Registration Statement, as the case may be, is referred to herein as the “Second Registration Statement”). The Company shall use best efforts to cause the Second Registration Statement to become effective as soon as possible after filing. The Company shall keep such registration statement effective at all times until the earlier of the date on which all the Second Addendum Registrable Securities are sold and can be sold by all the Holders of Second Addendum Registrable Securities (and any affiliate of such

Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the Securities Act.

(ii)  If the Company has not filed the Second Registration Statement with the SEC on or before July 31, 2002, the Company shall issue to each Holder of Second Addendum Registrable Securities an additional warrant (on the same terms and conditions as the Warrants, including the Exercise Price then in effect (a “Second Registration Warrant”)), to acquire that number of shares of Common Stock equal to ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder.

(iii)  At the end of each thirty (30) day period (or a portion thereof) after July 31, 2002, that the Second Registration Statement has not been filed with the SEC, the Company shall issue to each Holder of Second Addendum Registrable Securities a Second Registration Warrant to acquire that number of shares of Common Stock equal to (A) ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Second Registration Statement was filed with the SEC and the denominator of which is thirty.

(iv)  If the Second Registration Statement has not been declared effective by the SEC on or before August 31, 2002, the Company shall issue to each Holder of Second Addendum Registrable Securities a Second Registration Warrant to acquire that number of shares of Common Stock equal to ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder.

(v)  At the end of each thirty (30) day period (or a portion thereof) after August 31, 2002, that the Second Registration Statement has not been declared effective by the SEC, the Company shall issue to each Holder of Second Addendum Registrable Securities a Second Registration Warrant to acquire that number of shares of Common Stock equal to (A) ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Second Registration Statement is declared effective by the SEC and the denominator of which is thirty.

(c)  Notwithstanding anything contained in section 2.1(a) or 2.1(b) to the contrary, with respect to Third Addendum Registrable Securities:

(i)  The Company shall prepare and file with the SEC not later than the earlier of August 16, 2002, and one week after each of the Registration Statement and Second Registration Statement is declared effective by the SEC (the “Required Filing Date”), (A) a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of all Third Addendum Registrable Securities, subject to consent of the Investors holding at least a majority of the Third Addendum Registrable Securities), or (B) an amendment to the Registration Statement described in section 2.1(a) or the Second Registration Statement described in section 2.1(b), for the purpose of registering under the Securities Act all of the Third Addendum Registrable Securities

for resale by, and for the account of, the Holders of Third Addendum Registrable Securities as selling stockholders thereunder (such registration statement or amendment to registration statement, as the case may be, is referred to herein as the “Third Registration Statement”). The Company shall use best efforts to cause the Third Registration Statement to become effective as soon as possible after filing. The Company shall keep such registration statement effective at all times until the earlier of the date on which all the Third Addendum Registrable Securities are sold and can be sold by all the Holders of Third Addendum Registrable Securities (and any affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the Securities Act.

(ii)  If the Company has not filed the Third Registration Statement with the SEC on or before the Required Filing Date, the Company shall issue to each Holder of Third Addendum Registrable Securities an additional warrant (on the same terms and conditions as the Warrants, including the Exercise Price then in effect (a “Third Registration Warrant”)), to acquire that number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Third Addendum to that Holder.

(iii)  At the end of each thirty (30) day period (or a portion thereof) after the Required Filing Date that the Third Registration Statement has not been filed with the SEC, the Company shall issue to each Holder of Third Addendum Registrable Securities a Third Registration Warrant to acquire that number of shares of Common Stock equal to (A) five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Third Addendum to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Third Registration Statement was filed with the SEC and the denominator of which is thirty.

(iv)  If the Third Registration Statement has not been declared effective by the SEC on or before thirty days after it is filed (the “Required Effective Date”), the Company shall issue to each Holder of Third Addendum Registrable Securities a Third Registration Warrant to acquire that number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Third Addendum to that Holder.

(v)  At the end of each thirty (30) day period (or a portion thereof) after the Required Effective Date that the Third Registration Statement has not been declared effective by the SEC, the Company shall issue to each Holder of Third Addendum Registrable Securities a Third Registration Warrant to acquire that number of shares of Common Stock equal to (A) five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Third Addendum to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Third Registration Statement is declared effective by the SEC and the denominator of which is thirty.

(d)  Notwithstanding anything contained in section 2.1(a), 2.1(b) or 2.1(c) to the contrary, with respect to Fourth Addendum Registrable Securities:

(i)  The Company shall prepare and file with the SEC not later than the earlier of five business days after the Closing Date and three business days after each of the Registration Statement, the Second Registration Statement and Third Registration Statement is declared effective by the SEC (the “Fourth Addendum Required Filing Date”), (A) a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of all Fourth Addendum Registrable Securities, subject to consent of the Investors holding at least a majority of the Fourth Addendum Registrable Securities), or (B) an amendment to the Registration Statement described in section 2.1(a), the Second Registration Statement described in section 2.1(b) or the Third Registration Statement described in section 2.1(c), for the purpose of registering under the Securities Act all of the Fourth Addendum Registrable Securities for resale by, and for the account of, the Holders of Fourth Addendum Registrable Securities as selling stockholders thereunder (such registration statement or amendment to registration statement, as the case may be, is referred to herein as the “Fourth Registration Statement”). The Company shall use best efforts to cause the Fourth Registration Statement to become effective as soon as possible after filing. The Company shall keep such registration statement effective at all times until the earlier of the date on which all the Fourth Addendum Registrable Securities are sold and can be sold by all the Holders of Fourth Addendum Registrable Securities (and any affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the Securities Act.

(ii)  If the Company has not filed the Fourth Registration Statement with the SEC on or before the Fourth Addendum Required Filing Date, the Company shall issue to each Holder of Fourth Addendum Registrable Securities an additional warrant (on the same terms and conditions as the Warrants, including the Exercise Price then in effect (a “Fourth Registration Warrant”)), to acquire that number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Fourth Addendum to that Holder.

(iii)  At the end of each thirty (30) day period (or a portion thereof) after the Fourth Addendum Required Filing Date that the Fourth Registration Statement has not been filed with the SEC, the Company shall issue to each Holder of Fourth Addendum Registrable Securities a Fourth Registration Warrant to acquire that number of shares of Common Stock equal to (A) five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Fourth Addendum to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Fourth Registration Statement was filed with the SEC and the denominator of which is thirty.

(iv)  If the Fourth Registration Statement has not been declared effective by the SEC on or before thirty days after it is filed (the “Fourth Addendum Required Effective Date”), the Company shall issue to each Holder of Fourth Addendum Registrable Securities a Fourth Registration Warrant to acquire that number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Fourth Addendum to that Holder.

(v)  At the end of each thirty (30) day period (or a portion thereof) after the Fourth Addendum Required Effective Date that the Fourth Registration Statement has not been declared effective by the SEC, the Company shall issue to each Holder of Fourth Addendum Registrable Securities a Fourth Registration Warrant to acquire that number of shares of Common Stock equal to (A) five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Fourth Addendum to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Fourth Registration Statement is declared effective by the SEC and the denominator of which is thirty.

2.2  Company Registration.

(a)  If (but without any obligation to do so) the Company proposes to register any of its stock (including a registration effected by the Company for stockholders other than the Holders) or other securities under the Securities Act in connection with the public offering of such securities, the Company shall, at such time, promptly give each Holder notice of such registration. On the request of each Holder given within thirty days after such notice by the Company, the Company shall, subject to the provisions of section 2.2(c), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

(b)  The Company shall have the right to terminate or withdraw any registration initiated by it under this section 2.2 prior to the effectiveness of such registration, whether or not any Holder shall have elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with section 2.7 hereof.

(c)  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this section 2.2 to include any requesting Holder’s securities in such underwriting, unless such Holder accepts the terms of the underwriting as agreed between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters advise the Company in writing in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by the Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters advise the Company in writing in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the Registrable Securities so included to be apportioned pro rata among the selling Holders according to the total amount of Registrable Securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders); provided, that in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below one-third of the total amount of securities included in such offering. For purposes of such apportionment among Holders, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder”, and any pro rata reduction with respect to such “selling Holder” shall be based on the aggregate amount of Registrable Securities owned by all such related entities and individuals.

2.3  Form S-3 Registration.    If, at any time after the Registration Withdrawal Date, the Company shall receive from one or more Holders a request or requests that the Company effect a registration on Form S-3 and any related blue sky or similar qualification or compliance with respect to the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)  Within five days of the receipt thereof, give notice of the proposed registration, and any related blue sky or similar qualification or compliance, to all other Holders; and

(b)  Cause, as soon as reasonably practicable, such Registrable Securities to be registered for offering and sale on Form S-3 and cause such Registrable Securities to be qualified in such jurisdictions as such Holders may reasonable request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given within twenty days after receipt of such notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 2.3:

(i)  If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(ii)  If the Company has, within the twelve month period preceding the date of such request, already effected two registrations for the Holders pursuant to this section 2.3 or section 2.4;

(iii)  If the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety days after receipt of the request of the Holder or Holders under this section 2.3; provided that the Company shall not utilize this right, together with its right under section 2.4(c), more than once in any twelve month period; provided, further, that the Company shall not register shares for its own account during such ninety day period unless the Holder can exercise its right to request the registration of Registrable Securities under section 2.2; or

(iv)  In any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)  Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as reasonably practicable after receipt of the request or requests of the Holders.

2.4  Request for Registration.

(a)  If, at any time after the Registration Withdrawal Date, the Company is not eligible to effect a registration on Form S-3 and the Company shall, during such period that it is not so eligible, receive a written request from the Holders that the Company file a registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities then outstanding, then the Company shall:

(i)  within five days of the receipt thereof, give notice of the proposed registration, and any related blue sky or similar qualification or compliance, to all other Holders; and

(ii)  cause, as soon as reasonably practicable, such Registrable Securities to be registered for offering and sale and cause such Registrable Securities to be qualified in such jurisdictions as such Holders may reasonable request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given within twenty days after receipt of such notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 2.4:

(A)  if the Holders propose to sell Registrable Securities at an aggregate price to the public of less than $1,000,000;

(B)  if the Company has, within the twelve month period preceding the date of such request, already effected two registrations for the Holders pursuant to section 2.3 or this section 2.4; and

(C)  in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(b)  If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to section 2.4(a) and the Company shall include such information in the written notice referred to in section 2.4(a). The underwriter will be selected by a majority in interest (as determined by the number of Registrable Securities held) of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his, her or its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in section 2.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this section 2.4, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this section 2.4, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety days after receipt of the request of the Initiating Holders; provided that the Company may not utilize this right, together with its right under section 2.3(b)(iii) more than once in any twelve month period; provided further, that the Company shall not register shares for its own account during such ninety day period unless the Holder can exercise its right to request the registration of Registrable Securities under section 2.2.

2.5  Obligations of the Company.    Whenever required under this section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)  Except as otherwise provided in section 2.1, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, on the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 180 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 (or any other Form, to the extent permitted by law) that are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, except to the extent that the Holders (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) of such Registrable Securities may sell those Registrable Securities in any three-month period without regard to the volume limitation and without registration in compliance with Rule 144 under the Securities Act;

(b)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the Securities Act with respect to the disposition of all securities covered by such registration statement during the period of time such registration statement remains effective;

(c)  Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them;

(d)  Use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)  During the period of time such registration statement remains effective, notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and, thereafter, the Company will promptly prepare (and, when completed, deliver to each selling Holder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)  Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

(h)  Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i)  Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this section 2 if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements, as are customarily covered in accountants’ letters delivered to the underwriters in underwritten public offerings of securities addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.6  Information from Holder.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Registrable Securities.

2.7  Expenses of Registration.    All expenses incurred in connection with registrations, filings or qualifications pursuant to sections 2.1, 2.2, 2.3 and 2.4, including (without limitation) all registration, filing and qualification fees, printing fees and expenses, accounting fees and expenses, fees and disbursements of counsel for the Company and the fees and disbursements of counsel for the selling Holders selected by the Holders, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to section 2.3 or 2.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based on the number of Registrable Securities that were requested to be included in the withdrawn registration); provided that, if at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition (financial or otherwise), business, or prospects of the Company from that known to the Holders at the time of their request and shall have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to section 2.3 or 2.4. Anything herein to the contrary notwithstanding, all underwriting discounts, commissions and transfer taxes incurred in connection with a sale of Registrable Securities shall be borne and paid by the Holder thereof, and the Company shall have no responsibility therefor.

2.8  Indemnification.    If any Registrable Securities are included in a registration statement under this section 2:

(a)  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, stockholders, members and managers of such Holder, legal counsel and accountants for such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities

Act, the Exchange Act or any other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse such Holder, underwriter or controlling person for any legal or other expenses incurred, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based on a Violation that occurs in reliance on and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

(b)  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this section 2.8(b), for any legal or other expenses reasonably incurred, as incurred, by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); and provided further that in no event shall any indemnity by such Holder under this section 2.8(b), when aggregated with amounts contributed, if any, pursuant to section 2.8(d), exceed the net proceeds from the sale of Registrable Securities hereunder received by such Holder.

(c)  Promptly after receipt by an indemnified party under this section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section 2.8, deliver to the indemnifying party notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this section 2.8, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this section 2.8.

(d)  If the indemnification provided in this section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this section 2.8(d), when aggregate with amounts paid, if any, pursuant to section 2.8(b), exceed the net proceeds from the sale of Registrable Securities hereunder received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)  The obligations of the Company and Holders under this section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this section 2, and otherwise.

2.9  Reports under Exchange Act.    With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)  Make and keep public information available, as those terms are used in SEC Rule 144, at all times;

(b)  Take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

(c)  File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d)  Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form; and

(e)  Undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement, Second Registration Statement, Third Registration Statement, Fourth Registration Statement or the use of Rule 144.

2.10  Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities that (a) is a subsidiary, parent, current or former partner, current or former limited partner, current or former member, current or former manager or stockholder of a Holder, (b) is an entity controlling, controlled by or under common control, or under common investment management, with a Holder, including without limitation a corporation, partnership or limited liability company that is a direct or indirect parent or subsidiary of the Holder, or (c) is a transferee or assignee of at least 10,000 (as adjusted for stock split, combinations, dividends and the like) shares of such Registrable Securities; provided that: (i) the Company is, within a reasonable time after such transfer, notified of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.11  Limitations on Subsequent Registration Rights.    From and after the date of this Agreement, the Company shall not, without the prior consent of the Holders of at least two-thirds of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under sections 2.1, 2.3 and 2.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included; provided, however, that this section shall not apply to the transaction described on Schedule 2.14 of the Purchase Agreement.

3.  Covenants.

3.1  Reserve for Exercise Shares.    The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock (the “Exercise Shares”) as shall be sufficient to enable it to comply with its exercise obligations under the Warrants, Registration Warrants, Second Registration Warrants, Third Registration Warrants and Fourth Registration Warrants. If at any time the number of Exercise Shares shall not be sufficient to effect the exercise of the Warrants, Second Registration Warrants, Third Registration Warrants and Fourth Registration Warrants, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as will be sufficient for such purposes. The Company will obtain authorization, consent, approval or other action by, or make any filing with, any administrative body that may be required under applicable state securities laws in connection with the issuance of Exercise Shares.

3.2  Preferred Stock.    Except for the transaction described in item 2 of Schedule 2.14 of the Purchase Agreement, the Company shall not issue any preferred stock of the Company (or other securities of any nature convertible into preferred stock of the Company) without the consent of Holders holding at least two-thirds of the then outstanding Registrable Securities.

3.3  Right to Develop or Participate in Commercial Projects (K-Fuel Processing Plants) That Use K-Fuel Technology.    Subject to that certain First Amended Limited Liability Agreement of K-Fuel LLC, dated as of June 29, 1999, between the Company and Kennecott Alternative Fuels, Inc. (“Kennecott”) (the “K-Fuel Agreement”), the Company agrees to grant a license, through K-Fuel LLC, or cause K-Fuel LLC to grant a license, to one or more of the Holders (or their affiliates or one or more entities that are formed by one or more of the Holders) (referred to herein as the “Licensee”) to develop Commercial Projects (as defined in the K-Fuel Agreement) and to otherwise provide, manufacture, use, employ, practice, distribute, reproduce, disseminate, make, have made, sell, offer to sell, have sold, research, design, develop, market or otherwise exploit any and all rights under the K-Fuel Technology (as defined in the K-Fuel Agreement) that are requested by one or more of the Licensees, and grants to the Licensees the right to participate in any and all Commercial Projects in which the Company or its affiliates participate, in connection with the greater of the (a) construction of one or more Commercial Projects in the United States in which the aggregate production of K-Fuel Products per year from such Commercial Projects allocable to the Licensees based on the Licensees’ pro rata equity ownership interest in such Commercial Projects is not greater than fifty million tons (for example, if a Commercial Project produces ten million tons of K-Fuel Products per year and the Licensees have a fifty percent equity ownership interest in that Commercial Project, then five million tons of such K-Fuel Products shall be allocable to the Licensees ownership interest in that Commercial Project) and (b) construction of six Commercial Projects in the United States in which the Licensees (individually or as a group) take an equity interest. Such license will include any and all rights relating to such K-Fuel Technology, including all right to market all K-Fuel Products (as defined in the K-Fuel Agreement) produced by the Commercial Project at market prices, to manage the Commercial Project for reasonable fees, and to supply coal and other related feedstock for any such Commercial Project. Notwithstanding the foregoing, Kennecott shall retain the right to market its share of K-Fuel Product produced by each

Commercial Project in which Kennecott has at least a twenty percent equity interest. Licensee shall pay license fees and royalties in connection with such Commercial Projects at the lesser of the rate applicable to a non-Kennecott project under the K-Fuel Agreement or the lowest rate charged by the Company and K-Fuel LLC, in the aggregate, for a non-Kennecott project. It is further agreed and understood that the Commercial Projects contemplated herein may be third-party projects under 10.7 of the K-Fuel Agreement.

3.4  Right to Participate in Place of the Company.    For Commercial Projects that are determined to fall under 10.5(iii) of the K-Fuel Agreement, (a) to the extent that the Company does not exercise its entire option to fund a portion of the capital for a Commercial Project pursuant to the K-Fuel Agreement (that is, the Company does not elect to fund any portion of such Commercial Project or elects to fund less than fifty percent of such Commercial Project), the Company hereby assigns to the Licensee(s) the Company’s right to exercise the Company’s option thereunder with respect to the unexercised portion and the Licensee(s) shall have all of the Company’s rights thereunder, and (b) to the extent that the Company exercises its option to fund a portion of the capital for a Commercial Project, the Company hereby assigns to the Licensee(s) fifty percent of the Company’s right to fund that portion of such Commercial Project, and the Licensee(s) shall have all of the Company’s rights thereunder. The rights of the Licensee(s) in this section are subject to the limitations on overall participation in Commercial Projects by Licensee(s) in Section 3.3.

3.5  Right of First Refusal to Market K-Fuel Products in the United States.    KFX hereby grants, through K-Fuel LLC, or agrees to cause K-Fuel LLC to grant, to the Holders, the right of first refusal to market the K-Fuel Products in the United States.

3.6  Exclusive Rights in India.    The Company hereby grants, through K-Fuel LLC, or agrees to cause K-Fuel LLC to grant, to the Holders an irrevocable, transferable, exclusive right and license, with the right to grant sublicenses, to develop Commercial Projects and otherwise provide, manufacture, use, employ, practice, distribute, reproduce, disseminate, make, have made, sell, offer to sell, have sold, research, design, develop, market or otherwise exploit any and all rights under the K-Fuel Technology, within India. The exclusive rights and licenses granted under this section shall expire on the seventh anniversary of the Closing Date (as defined in the Fourth Addendum); provided, however, that such rights and licenses shall be extended for successive seven year terms on the achievement of certain milestones to be negotiated in good faith by the Company and the Holders.

3.7  Further Assurances.    The Company shall take all steps necessary to secure approval for each license, any and all Commercial Projects contemplated or authorized herein and any and all assignments of rights described herein, including all actions that are required under section 10.5 of the K-Fuel Agreement prior to undertaking a Commercial Project.

3.8  Subordination of Koppelman Royalties.    Within ten days of the Closing, the Company shall obtain from all persons or entities, who are entitled to any Royalty (as defined in the Agreement to Amend Amendment to Agreements and Royalty Agreement dated as of June 3, 1996, by and among Theodore Venners, the Company and Edward Koppelman, individually, as trustee of the Riverfront Trust, dated December 31, 1980, as trustee of F.H. Prince Trust, dated September 5, 1979, and as a general partner of KGM Associates, a California limited partnership) and any other distribution, payment or allocation, a subordination of such Royalty and other such distribution, payment or allocation to which such persons or entities may be entitled with respect to a Commercial Project (as defined in the First Amended Limited Liability Agreement of K-Fuel LLC (the “K-Fuel Agreement”), dated as of June 29, 1999, by and between the Company and Kennecott Alternative Fuels, Inc.) in which the Company or an Affiliate (as defined in the K-Fuel Agreement) has an equity interest until the Company receives a Return with respect to such Commercial Project of fifteen percent, and which subordination shall provide that thereafter such persons shall be entitled to a Royalty and other distributions, payments or allocations to which they may be entitled only with respect to Returns in excess of fifteen percent. The subordination shall provide that the “Return” for a particular Commercial Project is equal to the percentage derived by dividing (a) the sum of (i) the royalties and fees received by the Company from the Commercial Project, (ii) distributions received by the Company from K-Fuel LLC that relate to or are based on royalties and fees received by K-Fuel LLC from the Commercial Project and (iii) other distributions, dividends or payments received by the Company from the Commercial Project made to the Company in its capacity as a participant in the Commercial Project (and excluding payments in the nature of a return of equity, debt repayment or payments for services rendered by the Company to the Commercial Project) by (b) the total amount invested in the Commercial Project. The waiver shall apply to the first two Commercial Projects in which the Company or an Affiliate has an equity interest.

3.9  Termination of Covenants.

(a)  The covenants set forth in sections 3.1 and 3.2 shall terminate as to each Holder and be of no further force and effect at the time the Holders no longer hold any Registrable Securities.

(b)  The agreements, covenants, licenses and other rights set forth in sections 3.3 through 3.8 may be terminated only with the written consent of all the parties hereto.

3.10  Pro Rata Participation.    Holders may exercise their rights under section 3.3 to develop Commercial Projects in the United States, under section 3.4 to participate in place of the Company, under section 3.5 to market K-Fuel Products and under section 3.6 to develop Commercial Projects in India and otherwise obtain any and all rights relating to the K-Fuel Technology within India as described in section 3.6, as follows:

(a)  If Holder(s) who purchased more than more than twenty-five percent of the Registrable Securities pursuant to the Purchase Agreement (the “Proposing Holders”) elect to exercise their rights under any of sections 3.3, 3.4, 3.5 or 3.6, then the Proposing Holders shall notify the other Holders in writing of the terms of any proposal (the “Proposal”) for the exercise of such rights, including the name of the Proposing Holder (the “Proposal Manager”) to whom such Holders should deliver their responding notices described in the following sentence. Within fifteen days after receipt of the Proposal, each Holder (including each Proposing Holder) shall notify the Proposal Manager whether it elects to participate in the Proposal and specify the Holder’s desired participation percentage in the Proposal.

(b)  Each Holder (including each Proposing Holder) electing to participate in a Proposal shall be entitled to participate in such Proposal to the extent of that

Holder’s desired participation percentage set forth in its notice to the Proposal Manager unless the sum of the participating Holders’ (including the Proposing Holders’) specified participation percentages exceeds one hundred percent. If the sum of the participating Holders’ (including the Proposing Holders’) specified participation percentages exceeds one hundred percent, then (i) each participating Holder shall be granted a participation percentage equal to its pro rata share (or any portion thereof if such Holder specifies a participating percentage less than its pro rata share) of the Proposal, and (ii) if, after the allocation in clause (i) (and, if necessary, in this clause (ii)), any portion of the Proposal has not been allocated, each Holder that shall have specified a greater participation percentage than it shall have been allocated under clause (i) (and, if necessary, under this clause (ii)) shall be granted a fraction of the remaining participation percentage of the Proposal, the numerator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by such Holder (or its assignor) and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all participating Holders (or their assignors) that request the remaining participation percentage of the Proposal. If, after the allocation in clauses (i) and (ii), any participation percentage of the Proposal shall not have been allocated, the procedure set forth in clause (ii) shall be repeated until one hundred percent of the Proposal shall have been allocated or until each Holder shall have been allocated the maximum participation percentage specified in its notice. A Holder’s pro rata share of the Proposal shall be equal to a fraction of such Proposal, the numerator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by such Holder (or its assignor) and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all Holders (or their assignors) who are exercising the right to participate in such Proposal pursuant to this section 3.10. If a Holder has been assigned only a portion of the Registrable Securities purchased pursuant to the Purchase Agreement by an assignor thereof, that Holder’s pro rata share of the Proposal shall be equal to a fraction of such Proposal, the numerator of which is the portion of the shares purchased pursuant to the Purchase Agreement by the assigning Holder and assigned to the Holder and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all Holders (or their assignors) who are exercising the right to participate in such Proposal pursuant to this section 3.10.

4.  Subsequent Dilutive Offerings.    If during the period beginning on March 28, 2002 and ending on August 21, 2003, the Company issues shares of Common Stock or Preferred Stock at a Purchase Price Per Common Share Equivalent less than the Purchase Price (a “Subsequent Dilutive Offering”), then the Company shall, within ten (10) days of the closing of the Subsequent Dilutive Offering, issue to each Holder:

4.1  A number of shares of Common Stock equal to (a)(i) the number of shares of Common Stock purchased by such Holder pursuant to Purchase Agreement multiplied by (ii) the remainder of the Purchase Price minus the Purchase Price Per Common Share Equivalent (as of the date of sale) issued in the Subsequent Dilutive Offering, divided by (b) the Purchase Price per Common Share Equivalent (as of the date of sale) issued in the Subsequent Dilutive Offering; and

4.2  A Warrant (which has the same terms and conditions as the Warrants, including the Warrant Price (as defined in the Warrants) then in effect) to purchase a number of shares of Common Stock equal to 212.5% of the number of shares of Common Stock issued to that Investor pursuant to section 4.1 above.

5.  Right of First Offer.

5.1  Holders’ Rights.    So long as a person is a Holder, the Company hereby grants to each such Holder the first right to purchase the Equity Securities (as defined in Section 5.5) that the Company may from time to time desire to issue during the period beginning on the Closing Date and ending on and including the second anniversary of the Closing Date. A Holder that chooses to exercise the right of first offer may designate as purchasers under such right himself, herself or itself, a current or former constituent partner, affiliate or current or former member of itself or an entity controlling, controlled by or under common control with itself, including without limitation a corporation or limited liability company that is a parent or subsidiary, in such proportions as it deems appropriate.

5.2  Notice.

(a)  Prior to any sale or issuance by the Company of any Equity Securities, the Company shall notify each Holder in writing (the “Notice”) of its bona fide intention to sell and issue such securities, setting forth the number of shares of Equity Securities it proposes to sell and the price and other terms upon which it proposes to make such sale. Within 30 days after receipt of the Notice, each Holder shall notify the Company whether it elects to exercise its right to purchase all (or any part thereof) of the Equity Securities so offered and specify the number of shares of Equity Securities the Holder elects to acquire. If the participating Holders elect, in aggregate, to acquire less than all of the Equity Securities the Company proposes to sell, then each Holder shall be entitled to purchase the number of Equity Securities each such Holder specified in its election to participate. If the participating Holders elect, in aggregate, to acquire more than all of the Equity Securities the Company proposes to sell, then (i) each Holder shall be entitled to purchase its pro rata share (or any portion thereof if such Holder elects to purchase less than its pro rata share) of all of the Equity Securities the Company proposes to sell, and (ii) if, after the allocation in clause (i) (and, if necessary, in this clause (ii)), any shares of Equity Securities have not been allocated, each Holder that shall have subscribed for more shares of Equity Securities than shall have been allocated under clause (i) (and, if necessary, under this clause (ii)) shall be entitled to purchase a fraction of such remaining Equity Securities, the numerator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by such Holder (or its assignor) and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all Holders (or their assignors) exercising the right of purchase of such remaining Equity Securities. If, after the allocation in clauses (i) and (ii), any shares of Equity Securities shall not have been allocated, the procedure set forth in clause (ii) shall be repeated until all of the Equity Securities shall have been allocated or until each Holder shall have been allocated the maximum number of shares specified in its notice. A Holder’s pro rata share of the Equity Securities shall be equal to a fraction of such Equity Securities, the numerator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by such Holder (or its assignor) and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all Holders (or their assignors) who are exercising the right of purchase of such Equity Securities pursuant to this section 5.2(a). If a Holder has been assigned only a portion of the Registrable Securities purchased pursuant to the Purchase Agreement by an assignor thereof, that Holder’s pro rata share of the Equity Securities shall be equal to a fraction of such Equity Securities, the numerator of which is the portion of the shares purchased pursuant to the Purchase Agreement by the assigning Holder and assigned to the Holder and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all Holders (or their assignors) who are exercising the right of purchase of such Equity Securities pursuant to this section 5.2(a).

(b)  Subject to section 5.2(c), the Holders hereby waive their rights under section 5.2(a) with respect to the transaction described on Schedule 5.14 of the Purchase Agreement.

(c)  Notwithstanding anything contained in section 5.2(a), prior to any sale or issuance by the Company or by its subsidiaries of any Investment-Related Securities in connection with a commercial investment in the Company or any of its subsidiaries (a “Commercial Investment”) by any person or entity (including pursuant to the transaction described on Schedule 2.14 of the Purchase Agreement), the Company shall notify each Holder in writing (the “Commercial Investment Notice”) of its bona fide intention to enter into an agreement regarding the proposed Commercial Investment. Within 30 days after receipt of such Commercial Investment Notice, each Holder shall have the right to offer to the Company or its subsidiaries within 30 days of the Notice a substantially similar Commercial Investment. The Company or its subsidiaries shall be required to accept any such offer by the Holders, unless after the allocations of such Commercial Investment pursuant to this section 5.2(c), the Holders electing to participate in such Commercial Investment have not elected to participate in the entire amount of such Commercial Investment. If the participating Holders elect, in aggregate, to make Commercial Investment that is more than the Company requires, then (i) each Holder shall be entitled to participate in the Commercial Investment based on its pro rata share, as described in section 5.2(a) above (or any portion thereof if such Holder elects to purchase less than its pro rata share) of the Commercial Investment, and (ii) if, after the allocation in clause (i) (and, if necessary, in this clause (ii)), any participation in the Commercial Investment has not been allocated, each Holder that shall have subscribed for a greater participation in the Commercial Investment than shall have been allocated under clause (i) (and, if necessary, under this clause (ii)) shall be entitled to participate in a fraction of such remaining Commercial Investment, the numerator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by such Holder and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all Holders who are exercising their right to participate in the Commercial Investment. If, after the allocation in clauses (i) and (ii), any participation in the Commercial Investment shall not have been allocated, the procedure set forth in clause (ii) shall be repeated until all of the participation in the Commercial Investment has been allocated. For purposes of this section 5.2(c), the term “Investment-Related Securities” shall mean (a) common stock of the Company or any subsidiary; (b) rights, options or warrants to purchase common stock of the Company or any subsidiary; (c) any security of the Company or any subsidiary other than common stock having voting rights in the election of the Board of Directors, not contingent upon a failure to pay dividends; (d) any equity- or debt-related security of the Company or any subsidiary convertible into or exchangeable for any of the foregoing; and (e) any agreement or commitment to issue any of the foregoing.

5.3  Failure to Notify.    After expiration of all notice periods specified in Section 5.2 above, the Company may, during a period of 90 days following the expiration of such notice periods, sell and issue to other persons such Equity Securities as to which the Holders do not indicate a desire to purchase or enter into the Commercial Investment transaction as to which the Holders do not elect to participate or if the Holders do not participate for the entire amount of the Commercial Investment, at a price not less and upon terms and conditions not more favorable to the offeree than those set forth in the Notice or Commercial Notice, as the case may be. In the event the Company does not sell such Equity Securities within said 90 day period, the Holders shall no longer be obligated to purchase the Equity Securities pursuant to their elections to purchase such Equity Securities under Section 5.2(a), and the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Holders in the manner provided herein. In the event the Company does not enter into the proposed Commercial Investment transaction within said 90 day period, the Company shall not thereafter enter into a Commercial Investment transaction without first offering such Commercial Investment to the Holders in the manner provided herein.

5.4  Payment.    If a Holder gives the Company notice that such Holder desires to purchase any of the Equity Securities offered by the Company or participate in any Commercial Investment in the Company, payment for the Equity Securities or Commercial Investment shall be by check or wire transfer against delivery of the Equity Securities at the executive offices of the Company within 10 days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Securities or Commercial Investment proposed by the Company in the Notice. The Company and any affected Holder shall take all such action as may be required by any regulatory authority in connection with the exercise by a Holder of the right to purchase Equity Securities or make such a Commercial Investment as set forth in this Section 5.

5.5  Equity Securities.    The term “Equity Securities” shall mean (a) Common Stock; (b) rights, options or warrants to purchase Common Stock; (c) any security other than Common Stock having voting rights in the election of the Board of Directors, not contingent upon a failure to pay dividends; (d) any equity- or debt-related security convertible into or exchangeable for any of the foregoing; and (e) any agreement or commitment to issue any of the foregoing.

6.  Miscellaneous.

6.1  Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding more than two-thirds of the Registrable Securities then outstanding. Any amendment or waiver effective in accordance with this Section 6.1 shall be binding upon each Investor, his, her or its heirs, representatives or permitted assigns, and the Company and its heirs, representatives and permitted assigns.

6.2  Notices.    Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee, three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the address(es) specified on the signature page of this Agreement for the Company and on Schedule A for each Investor (or at such other address as shall be specified by like notice).

6.3  Entire Agreement.    This Agreement (including the Schedules hereto), the Purchase Agreement and the Warrants contain the entire agreement of the parties and supersede all prior negotiations, correspondence, term sheets, agreements and understandings, written and oral, between or among the parties regarding the subject matter hereof.

6.4  Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the respective heirs, representatives, successors and permitted assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, representatives, successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.5  Severability.    If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

6.6  Governing Law.    This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of New York, without regard to that state’s conflict of laws principles.

6.7  Further Assurances.    Each party shall execute such other and further certificates, instruments and other documents as may be reasonably necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.

6.8  Aggregation of Stock.    All shares of Registrable Securities held or acquired by affiliated entities or persons, or entities or persons under common investment management, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Fourth Amended and Restated Investors’ Rights Agreement has been duly executed by or on behalf of the parties hereto as of the date first above written.

KFX INC

By:
Name:
Title:

Address:
3300 East First Avenue, Suite 290
Denver, CO 80206
Fax: (303) 293-8430

with a copy to:

Leslie J. Goldman, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, DC 20005
Facsimile: (202) 393-5719

THE INVESTORS:

WESTCLIFF AGGRESSIVE GROWTH, L.P.
WESTCLIFF ENERGY PARTNERS, L.P.
WESTCLIFF LONG/SHORT, L.P.
WESTCLIFF PARTNERS, L.P.
WESTCLIFF PUBLIC VENTURES FUND, L.P.
WESTCLIFF SMALL CAP FUND, L.P.
WESTCLIFF PUBLIC VENTURES—KFx, L.P.

By:    Westcliff Capital Management, LLC
Its:    General Partner

By:
Richard S. Spencer III,
Manager

WESTCLIFF FOUNDATION
WESTCLIFF MASTER FUND, L.P.
WESTCLIFF PROFIT SHARING AND MONEY PURCHASE PENSION PLAN
CANCER CENTER OF SANTA BARBARA
PALM TRUST
PARKER FOUNDATION
UNIVERSITY OF SAN FRANCISCO

By:    Westcliff Capital Management, LLC
Its:    Investment Adviser and Attorney-In-Fact

By:
Richard S. Spencer III,
Manager

RAM TRADING, LTD.		NORANDA FINANCE, INC. RETIREMENT PLAN FOR AFFILIATED COMPANIES TRUST

By:
Mellon Bank, N.A., solely in its capacity as Trustee for the Noranda Finance, Inc. Retirement Plan for Affiliated Companies Trust (as directed by Westcliff Capital Management, LLC), and not in its individual capacity

By:
Bernadette T. Rist Authorized Signatory

PENINSULA FUND, L.P.		COMMON SENSE PARTNERS, L.P.

By:	Peninsula Capital Management, Inc.	By:	Peninsula Capital Management, Inc.
Its:	General Partner	Its:	Investment Adviser

By:		By:
	Scott Bedford, President		Scott Bedford, President

		By:	Common Sense Investment Management, LLC
		Its:	General Partner

By:
Scott A. Thompson Director and Senior Vice President Finance

SCHEDULE A

SCHEDULE OF INVESTORS

Name of Investor, Address and Facsimile Number
Westcliff Aggressive Growth, L.P.
Westcliff Energy Partners, L.P.
Westcliff Foundation
Westcliff Long/Short, L.P.
Westcliff Master Fund, L.P.
Westcliff Partners, L.P.
Westcliff Profit Sharing and Money Purchase Pension Plan
Westcliff Public Ventures Fund, L.P.
Westcliff Small Cap Fund, L.P.
Westcliff Public Ventures—KFx, L.P.
Cancer Center of Santa Barbara
Palm Trust
Parker Foundation
University of San Francisco

c/o Westcliff Capital Management, LLC
200 Seventh Avenue, Suite 105
Santa Cruz, CA 95062
Fax: (831) 479-3642

Noranda Finance, Inc. Retirement Plan for Affiliated Companies Trust c/o Mellon Bank, N.A. One Mellon Bank Center Pittsburgh, PA 15258-0001 Attention: Bernadette T. Rist

Peninsula Fund, L.P. c/o Scott Bedford Peninsula Capital Management, Inc. One Sansome Street, Suite 3134 San Francisco, CA 94104
Common Sense Partners, L.P. c/o Scott Bedford Peninsula Capital Management, Inc. One Sansome Street, Suite 3134 San Francisco, CA 94104
Ram Trading, Ltd. c/o David Popovich Ritchie Capital Management, LLC 210 East State Street Batavia, IL 60510

For any notice to a Westcliff-related entity, send a copy to:

John F. Milani, Esq.
Shartsis, Friese & Ginsburg LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
Fax: (415) 421-2922

SCHEDULE B

INVESTORS’ COMMON STOCK

Investor Name	Number of Shares of Common Stock
Westcliff Energy Partners, L.P.	67,500
Westcliff Public Ventures Fund, L.P.	41,200

EXHIBIT D

FOURTH AMENDED AND RESTATED PUT AGREEMENT

KFX INC.

FOURTH AMENDED AND RESTATED PUT AGREEMENT

This FOURTH AMENDED AND RESTATED PUT AGREEMENT (this “Agreement”), is made as of August 21, 2002, by and among KFx Inc., a Delaware corporation (the “Company”), and the parties listed on the Schedule of Grantees attached hereto as Exhibit A (each, a “Grantee” and collectively, the “Grantees”), with reference to the following facts:

WHEREAS, the Grantees are parties to the Common Stock and Warrant Purchase Agreement, dated as of March 28, 2002 (the “Original Purchase Agreement” and as amended by the Addendum to the Common Stock and Warrant Purchase Agreement, dated as of April 30, 2002 (the “First Addendum”), the Second Addendum, dated as of July 1, 2002 (the “Second Addendum”), the Third Addendum to the Common Stock and Warrant Purchase Agreement and the First Amendment to the Third Addendum to the Common Stock and Warrant Purchase Agreement, both dated as of July 19, 2002 (together, the “Third Addendum”), the Fourth Addendum described below and as further amended or amended and restated hereafter, the “Purchase Agreement”);

WHEREAS, in connection with the closing of the transactions described in the Original Purchase Agreement, the Company and certain of the Grantees entered into a Put and Call Option Agreement, dated as of March 28, 2002 (the “Original Put Agreement”);

WHEREAS in connection with the closing of the transactions described in the First Addendum, the Company and certain of the Grantees amended and restated the Original Put Agreement in its entirety pursuant to the Amended and Restated Put Agreement, dated as of April 30, 2002;

WHEREAS in connection with the closing of the transactions described in the Second Addendum, the Company and certain of the Grantees amended and restated the Original Put Agreement in its entirety pursuant to the Second Amended and Restated Put Agreement, dated as of July 1, 2002;

WHEREAS in connection with the closing of the transactions described in the Third Addendum, the Company and certain of the Grantees amended and restated the Second Amended and Restated Put Agreement in its entirety pursuant to the Third Amended and Restated Put Agreement, dated as of July 19, 2002;

WHEREAS, the Grantees are parties to that certain Fourth Addendum to the Common Stock and Warrant Purchase Agreement, dated as of August 21, 2002 (the “Fourth Addendum”), which provides that as a condition to the closing of the transactions contemplated by the Fourth Addendum the Third Amended and Restated Put Agreement must be amended and restated in its entirety;

WHEREAS, the Company has agreed to grant the Grantees the right to cause the shares of Common Stock (the “Shares”) acquired pursuant to the Purchase Agreement to be purchased by the Company under the terms and conditions provided in this Agreement. For purposes of this Agreement, “Shares” includes all shares of Common Stock issued in connection with any and all Subsequent Dilutive Offerings (as defined in the Investors’ Rights Agreement (as defined below)); and

WHEREAS, the Company and the Grantees desire to amend and restate in its entirety the Third Amended and Restated Put Agreement pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein, the parties agree as follows:

1.  Definitions.    Capitalized terms used and not otherwise defined in this Agreement have the meanings respectively ascribed to them in the Purchase Agreement. In addition, the following terms when capitalized have the following meanings in this Agreement:

“Investors’ Rights Agreement” means that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of August 21, 2002, by and among the Company and the investors listed in Schedule A attached thereto, as the same may be further amended or amended and restated hereafter.

(a)  “Put Exercise Notice” means a written notice, in substantially the form of Exhibit B attached hereto, from a Grantee to the Company exercising such Grantee’s Put Option and specifying the number of Shares with respect to which such Put Option is being exercised.

(b)  “Put Option” means each Grantee’s right and option to require the Company, on the terms and conditions set forth herein, to purchase all or any portion of the Shares acquired by such Grantee pursuant to the Purchase Agreement.

2.  Grant of Put Option.    Subject to the terms and conditions set forth herein, the Company irrevocably grants and issues to each Grantee a Put Option to require the Company to purchase the Shares at a purchase price (the “Put Payment Price”) per Share of (i) $2.50 or, if the Company has effected one or more Subsequent Dilutive Offerings prior to the exercise of the Put Option, at the lowest Purchase Price Per Common Share Equivalent (as defined in the Investors’ Rights Agreement) prior to the exercise of the Put Option, as equitably adjusted from time to time for combinations of shares, stock splits, stock dividends, recapitalizations and the like (the “Share Purchase Price”), plus (ii) interest on the Share Purchase Price at the rate of nine percent (9%) simple interest per annum from the date on which such Shares subject to the exercise of the Put Option were originally acquired from the Company (except that, for purposes of this section 2, the Shares issued to the Grantees in connection with a Subsequent Dilutive Offering shall be deemed to have been issued on the date on which the Shares underlying such additional issuance were originally purchased from the Company) to the date on which the Put Payment Price is paid in full.

3.  Expiration Date of the Put Option.    Each Put Option shall expire and be of no further force or effect at the earlier of the time when it shall have been exercised with respect to all Shares that the Grantee holds or 11:59 p.m., California time, on December 23, 2002 (the “Expiration Date”).

4.  Exercise of the Put Option.

(a)  If at any time prior to the Expiration Date, a Grantee wishes to exercise its Put Option, such Grantee shall deliver a Put Exercise Notice to the Company. Such Put Exercise Notice shall be effective if and only if it is received by the Company on or prior to the Expiration Date.

(b)  Within ten (10) days of delivery of the Put Exercise Notice, the Company shall notify the Grantees in writing (the “Company Notice”) of how the Company intends to pay the Put Payment Price. The Company shall pay to each such Grantee the full amount of the Put Payment Price for each of the Shares that the Grantee has elected to have purchased by the Company as soon as possible after the delivery of the Put Exercise Notice; provided that, subject to section 4(c), such payment must be made not later than one hundred (100) days after delivery of the Put Exercise Notice (the “Payment Period”). If the Company indicates in the Company Notice that it will pay the Put Payment Price with cash that the Company has on hand, then the Company must indicate how those funds were raised and when it will pay the Put Payment Price. If the Company indicates in the Company Notice that intends to raise the assets to pay the Put Payment Price by selling the Pegasus Securities (as defined below) or the assets of Pegasus, then the Company must (i) commence marketing Pegasus (as defined below) as soon as possible, (ii) use commercially reasonable efforts to sell the Pegasus Securities or the assets of Pegasus in a reasonable and orderly manner and (iii) provide periodic updates to, and respond to inquiries from, the Grantees regarding the progress of such sale.

(c)  If the Company does not pay the full amount of the Put Payment Price for all of the Shares to be purchased by the Company during the Payment Period, then the Company shall effect such purchase of the Shares by transferring to the Grantees all of the Company’s right, title and interest in and to all the shares (the “Pegasus Securities”) of common stock and preferred stock of Pegasus Technologies, Inc., a South Dakota corporation (“Pegasus”), that the Company owns, with the Company’s endorsement when necessary or appropriate or with stock powers duly executed in blank with the Company’s signature; provided that the Company is required to effect the purchase described in this section 4(c) only if the Grantees holding at least two-thirds of the Shares then outstanding exercise the Put Option, in which case all Shares then outstanding shall become subject to and bound by such put transaction. If the Company is required to effect the purchase described in this section 4(c), then each Grantee shall be entitled to receive as consideration for its Shares a fraction of the Pegasus Securities, the numerator of which is the number of shares of Shares then held by each such Grantee and the denominator of which is the number of Shares then held by all of the Grantees participating in such put. For purposes of this Agreement, “Pegasus Securities” includes (i) any sums paid as liquidating dividends or as a return of capital with respect to the Pegasus Securities, (ii) any stock certificates (including, without limitation, any certificates representing a stock dividend, stock split or a distribution in connection with any reclassification, increase or reduction of capital), options or rights, whether in respect of, as an addition to, in substitution for or in exchange for all or any portion of the Pegasus Securities, or otherwise, or (iii) any property distributed on or with respect to Pegasus Securities pursuant to a recapitalization or reclassification of capital or pursuant to a reorganization of Pegasus.

(d)  Each Share that is not purchased as described herein shall remain outstanding and the Grantee holding such Share shall be entitled to all the rights of a stockholder of the Company until such Share is purchased as described herein.

(e)  At the closing of the put transaction at which the Company purchases the Shares, each participating Grantee shall deliver to the Company a certificate or certificates representing all the Shares being put, which shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

5.  Call Option.    Pursuant to the terms of the First Amended and Restated Put Agreement, the Company’s Call Option, as described in the Original Put Agreement was terminated and cancelled, and, accordingly, the Company has no rights to exercise all or any portion of the Call Option described therein.

6.  [INTENTIONALLY OMITTED]

7.  Covenants of the Company.    The Company covenants that:

(a)  The Company will not, by amendment of its charter documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the performance of any of the terms of this Agreement, but will at all times in good faith take all necessary action to carry out all such terms.

(b)  As long as any Put Option remains effective and unexercised, as a whole or in part, the Company will not (i) sell, assign (by operation of law or otherwise), transfer, convey, or otherwise dispose of, or grant any option with respect to, any of the Pegasus Securities or the assets of Pegasus or (ii) create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or security interest with respect to any of the Pegasus Securities or the assets of Pegasus or the proceeds thereof other than that created hereby.

(c)  Without the written consent of Grantees holding at least two-thirds of Shares then outstanding, the Company will not, prior to the Expiration Date, permit, authorize or cause (i) the sale, transfer or other disposition of the Pegasus Securities owned by the Company, (ii) the sale, transfer or other disposition of any material asset of, or the sale, transfer or other disposition of all or substantially all of the assets of, Pegasus to any other person(s) or entity(ies) (including, but not limited to, any license of Pegasus’ intellectual property rights), (iii) the consolidation with or merger into any other person or entity or permit any such person or entity to consolidate with or merge into Pegasus, (iv) Pegasus to incur indebtedness of any nature, or (v) except as set forth in section 7(f) below, Pegasus to issue any additional shares of capital stock or sell or otherwise dispose of any shares of capital stock held in treasury to any person or entity. Notwithstanding the foregoing, however, Pegasus may sub-license its intellectual property rights in the ordinary course of business and consistent with the five-year business plan that has been provided to the Grantees.

(d)  The Company shall promptly (i) notify the Grantees of any event of which the Company becomes aware causing material loss or depreciation in the value of the Pegasus Securities or assets of Pegasus, (ii) deliver to the Grantees all written notices received by the

Company with respect to the Pegasus Securities and (iii) pay promptly when due all taxes, assessments, and governmental charges or levies on the Pegasus Securities and assets of Pegasus.

(e)  At all times prior to the Expiration Date, the Company shall cause Pegasus to continue to operate under its five-year business plan and such business plan shall not be materially modified without the prior written consent of Grantees holding at least two-thirds of Shares then outstanding.

(f)  If Pegasus (i) has any capital requirements at any time prior to the Expiration Date, (ii) intends to repurchase or otherwise acquire the shares or other beneficial ownership interest of its minority stockholders or (iii) repay any of its outstanding indebtedness, the Company shall fund such capital requirements, stock repurchase program or debt repayment program by making equity investments or contributions to Pegasus in exchange for securities of Pegasus and all such securities issued by Pegasus shall be deemed to be “Pegasus Securities”, and the Company shall not permit or cause Pegasus to satisfy such capital requirements by any other means without the prior written consent of Grantees holding at least two-thirds of Shares then outstanding. Anything herein to the contrary notwithstanding, none of such investments or contributions by the Company shall be in the form of a loan or other form of indebtedness.

8.  Representations and Warranties of the Company.    The Company hereby represents, warrants and agrees as follows:

(a)  Subject only to this Agreement, the Company owns all right, title and interest, of record and beneficial, in and to all of the Pegasus Securities as of the date hereof. The shares of Pegasus Securities set forth on Exhibit C hereto constitute all of the issued and outstanding shares of capital stock of Pegasus of any class held by the Company. The Pegasus Securities that are now outstanding have been duly and validly issued, fully paid and nonassessable. Except for issuances of up to $500,000 of securities of Pegasus to Kennecott Energy Company, a Delaware corporation, and except as disclosed on Disclosure Schedule 8(a), there are no outstanding options, warrants or rights to acquire any capital stock of any class of Pegasus, and there has not been approved by Pegasus and there is not now pending any issuance or sale by Pegasus of capital stock of any class.

(b)  The Pegasus Shares are owned by the Company free and clear of any pledge, mortgage, hypothecation, lien, charge or encumbrance, or any security interest therein or in the proceeds thereof, except as provided by this Agreement for the benefit of the Grantees.

(c)  The Company warrants and will defend the Grantees’ right, title and interest in and to the Pegasus Securities and the proceeds thereof against the claims of any persons or entities.

9.  Remedies Cumulative.    The Company agrees that the rights, powers and remedies given to Grantees by this Agreement, the Purchase Agreement and the Investors’ Rights Agreement are cumulative and concurrent and not exclusive of any thereof or of any other powers, rights or remedies available to the Grantees, whether existing at law or in equity or by statute or otherwise and shall be in addition to every other right, power or remedy provided in this Agreement or such other agreements or now or hereafter existing or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Grantees of any one or more of such rights, powers and remedies shall not preclude the simultaneous or later exercise by the Grantees of any or all such other rights, powers and remedies. No failure on the part of the Grantees to exercise any right, power or remedy shall operate as a waiver thereof.

10.  Miscellaneous.

(a)  Indemnification.    The Company agrees to indemnify and hold harmless each Grantee and its respective members, managers, partners, officers, directors, employees and agents from and against all losses, claims, expenses, judgments, damages and liabilities, including attorney fees and expert fees, which arise in connection with or arise out of the breach of any representations, warranties, agreements and/or covenants of the Company contained in this Agreement.

(b)  Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Grantees holding more than two-thirds of the then outstanding Shares. Any amendment or waiver effective in accordance with this section 10(b) shall be binding upon each Grantee, his, her or its heirs, representatives or permitted assigns, and the Company and its heirs, representatives and permitted assigns.

(c)  Notices.    Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee, three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the address(es) specified on the signature page of this Agreement for the Company and on Exhibit A for each Grantee (or at such other address as shall be specified by like notice).

(d)  Entire Agreement.    This Agreement and the other Related Documents contain the entire agreement of the parties and supersede all prior negotiations, correspondence, term sheets, agreements and understandings, written and oral, between or among the parties regarding the subject matter hereof.

(e)  Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the respective heirs, representatives, successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, representatives, successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)  Severability.    If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

(g)  Governing Law.    This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of New York, without regard to that state’s conflict of laws principles.

(h)  Attorneys’ Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(i)  Interpretation.    This Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(j)  Further Assurances.    The Company agrees that at any time and from time to time, on written request of a Grantee, the Company will execute and deliver such further documents and do such further acts and things as the Grantees reasonably requests to effect the purposes of this Agreement.

(k)  Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.

(l)  Assignment.    The Company shall not assign this Agreement or any rights hereunder or delegate any duties hereunder. Any attempted or purported assignment or delegation in violation of the preceding sentence shall be void.

(m)  Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, this Fourth Amended and Restated Put Agreement has been duly executed by or on behalf of the parties as of the date first above written.

THE COMPANY

KFx INC

By:
Print Name:
Title:

Address:     3300 East First Avenue, Suite 290
                   Denver, CO 80206
Facsimile:   (303) 293-8430

with a copy to:

Leslie J. Goldman, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, DC 20005
Facsimile: (202) 393-5719

THE GRANTEES:

WESTCLIFF AGGRESSIVE GROWTH, L.P.
WESTCLIFF ENERGY PARTNERS, L.P.
WESTCLIFF LONG/SHORT, L.P.
WESTCLIFF PARTNERS, L.P.
WESTCLIFF PUBLIC VENTURES FUND, L.P.
WESTCLIFF SMALL CAP FUND, L.P.
WESTCLIFF PUBLIC VENTURES—KFx, L.P.

By:    Westcliff Capital Management, LLC
Its:    General Partner

By:
Richard S. Spencer III,
Manager

WESTCLIFF FOUNDATION
WESTCLIFF MASTER FUND, L.P.
WESTCLIFF PROFIT SHARING AND MONEY         PURCHASE PENSION PLAN
CANCER CENTER OF SANTA BARBARA
PALM TRUST
PARKER FOUNDATION
UNIVERSITY OF SAN FRANCISCO

By:    Westcliff Capital Management, LLC
Its:    Investment Adviser and Attorney-In-Fact

By:
Richard S. Spencer III,
Manager

RAM TRADING, LTD.		NORANDA FINANCE, INC. RETIREMENT PLAN FOR AFFILIATED COMPANIES TRUST

By: Its: By:	Ritchie Capital Management, LLC Investment Adviser David Popovich, Chief Financial Officer	By:
Mellon Bank, N.A., solely in its capacity as Trustee for the Noranda Finance, Inc. Retirement Plan for Affiliated Companies Trust (as directed by Westcliff Capital Management, LLC), and not in its individual capacity

By:
Bernadette T. Rist Authorized Signatory

PENINSULA FUND, L.P.		COMMON SENSE PARTNERS, L.P.

By: Its: By:	Peninsula Capital Management, Inc. General Partner Scott Bedford, President	By: Its: By:	Peninsula Capital Management, Inc. Investment Adviser Scott Bedford, President

		By: Its: By:	Common Sense Investment Management, LLC General Partner Scott A. Thompson, Director and Senior Vice President Finance

EXHIBIT A

SCHEDULE OF GRANTEES

Name of Grantee, Address and Facsimile Number
Westcliff Aggressive Growth, L.P.
Westcliff Energy Partners, L.P.
Westcliff Long/Short, L.P.
Westcliff Partners, L.P.
Westcliff Public Ventures Fund, L.P.
Westcliff Public Ventures—KFx, L.P.
Westcliff Small Cap Fund, L.P.
Westcliff Foundation
Westcliff Master Fund, L.P.
Westcliff Profit Sharing And Money Purchase Pension Plan
Cancer Center Of Santa Barbara
Palm Trust
Parker Foundation
University Of San Francisco
c/o Westcliff Capital Management, LLC
200 Seventh Avenue, Suite 105
Santa Cruz, CA 95062
Fax: (831) 479-3642

Noranda Finance, Inc. Retirement Plan for Affiliated Companies Trust c/o Mellon Bank, N.A. One Mellon Bank Center Pittsburgh, PA 15258-0001 Attention: Bernadette T. Rist

Peninsula Fund, L.P. c/o Scott Bedford Peninsula Capital Management, Inc. One Sansome Street, Suite 3134 San Francisco, CA 94104

Common Sense Partners, L.P. c/o Scott Bedford Peninsula Capital Management, Inc. One Sansome Street, Suite 3134 San Francisco, CA 94104

Ram Trading, Ltd. c/o David Popovich Ritchie Capital Management, LLC 210 East State Street Batavia, IL 60510

For any notice to a Westcliff-related entity, send a copy to:

John F. Milani, Esq.
Shartsis, Friese & Ginsburg LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
Fax: (415) 421-2922

EXHIBIT B

PUT EXERCISE NOTICE
BY GRANTEE OF
PUT OPTION GRANTED BY
KFx INC.

KFx Inc.
3300 East First Avenue, Suite 290
Denver, CO 80206

Ladies and Gentlemen:

Pursuant to the Fourth Amended and Restated Put Agreement, dated as of August 21, 2002, among KFx Inc., a Delaware corporation (the “Company”), the undersigned and other purchasers of Common Stock of the Company (the “Stock”), granting to me a put option (the “Put Option”) to require the Company to purchase up to an aggregate of                  shares of my Stock on the terms and conditions and at the times set forth therein and at the Put Payment Price (as defined in the Put Agreement), I hereby exercise the Put Option with respect to                  shares of my Stock.

Very truly yours,

Signature

Typed or Printed Name

Social Security Number

Dated:                 , 200

EXHIBIT C

PEGASUS SECURITIES

Notes Payable

Due on Demand, including interest	$7,971,221
Additional advances projected for the balance of 2002	500,000

Total present and projected advances to Pegasus	$8,471,221

Preferred Stock—Series C

2,798,161 Shares

Common Stock

11,177,563 Shares

Warrants

1,805,000 Shares
Exercise Price	$1.07 per share
Expiration Date	February 26, 2004 (475,000 shares)
December 5, 2004 (855,000 shares)
January 10, 2005 (475,000 shares)

SCHEDULE A

ADDITIONAL INVESTORS

Additional Investor Name and Address	Shares of Common Stock	Shares of Common Stock Issuable On Exercise of the Warrant	Aggregate Investment Amount
Westcliff Public Ventures—KFx, L.P. 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642	464,000	986,000	$1,160,000.00
Westcliff Energy Partners, L.P. 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642	36,000	76,500	$90,000.00

TOTAL	500,000	1,062,500	$1,250,000.00

SCHEDULE B

EXISTING INVESTORS

Westcliff Aggressive Growth, L.P.
Westcliff Energy Partners, L.P.
Westcliff Long/Short, L.P.
Westcliff Partners, L.P.
Westcliff Public Ventures Fund, L.P.
Westcliff Public Ventures—KFx, L.P.
Westcliff Small Cap Fund, L.P.
Westcliff Foundation
Westcliff Master Fund, L.P.
Westcliff Profit Sharing and Money Purchase Pension Plan
Cancer Center of Santa Barbara
Palm Trust
Parker Foundation
University of San Francisco
Noranda Finance, Inc. Retirement Plan
RAM Trading, Ltd.
Peninsula Fund, L.P.
Common Sense Partners, L.P.